UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (e)    On February 1, 2013, Century Aluminum Company (the “Company”) announced that Mr. William J. Leatherberry resigned his position as Executive Vice President, Chief Legal Officer, General Counsel and Secretary of the Company effective as of February 1, 2013. Mr. Leatherberry will continue as a non-executive employee of the Company until June 21, 2013, or such other date as mutually agreed between Mr. Leatherberry and the Company (the “Termination Date”). For his service during the transition period, Mr. Leatherberry will receive a base salary at a rate equal to his current base salary and shall be entitled to continue to participate in all employee benefit and welfare plans in which he currently participates.
In connection with Mr. Leatherberry's resignation, the Company entered into a Separation Agreement and General Release, dated February 1, 2013, with Mr. Leatherberry. Under the terms of the separation agreement, Mr. Leatherberry has agreed to a general release of claims with respect to the Company (including any claims arising under Mr. Leatherberry's Employment Agreement with the Company, dated December 30, 2009 or his Second Amended and Restated Severance Protection Agreement with the Company, dated June 2, 2011 (the “SPA”)) and is subject to non-disparagement, cooperation and confidentiality provisions. In consideration for his agreement to the general release and these restrictive covenants and subject to compliance with the terms of the separation agreement, the Company has agreed to pay Mr. Leatherberry (i) aggregate cash severance and other payments equal to $1,675,475, (ii) payouts or share settlements of previously vested performance units and performance share units and (iii) a lump sum pension benefit calculated in the manner provided in the SPA, with the calculation based on the Termination Date.
Mr. Leatherberry will also receive reimbursement of legal fees and reimbursement of COBRA premiums for continued COBRA group health and dental coverage for a period of 24 months.
Item 8.01 Other Events.
On February 1, 2013, the Company also announced that Mr. Jesse E. Gary had been promoted to the position of Executive Vice President, General Counsel and Secretary of the Company. Mr. Gary had previously served as Associate General Counsel of the Company.
On February 1, 2013, the Company issued a press release announcing the appointment of Mr. Gary and the resignation of Mr. Leatherberry. The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	February 1, 2013	By:	/s/ Jesse E. Gary
			Name:	Jesse E. Gary
			Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated February 1, 2013.